Exhibit 99.1

KLX ENERGY SERVICES REPORTS FINANCIAL RESULTS
FOR FIRST QUARTER ENDED APRIL 30, 2019; PROVIDES SECOND QUARTER FINANCIAL GUIDANCE, CONFIRMS FULL YEAR 2019 GUIDANCE.

WELLINGTON, FL, May 22, 2019 — KLX Energy Services Holdings, Inc. (“KLX Energy Services” or the “Company”) (NASDAQ: KLXE), a leading U.S. onshore provider of mission critical oilfield services, today reported its first fiscal quarter ended April 30, 2019 financial results.

During the first quarter, KLX Energy Services completed the acquisitions of Tecton Energy Services (“Tecton”) and Red Bone Services (“Red Bone”), two acquisitions which significantly advance the Company’s strategic priority to grow its customer base and broaden out its portfolio of services. The Company has also hired and trained approximately 70 personnel in advance of specific regional launches of its coiled tubing product service line and its filtration, testing and flow back product service line. Transaction and integration related expenses associated with recent acquisitions, including the onboarding and training of approximately 70 operating personnel prior to rolling out the new services in additional geographic regions, were approximately $5.0 million. The Company will therefore report both GAAP and adjusted financial results, as compared to the fourth quarter 2018. The costs associated with the aforementioned activities are collectively defined as “Q1 2019 Activities Costs.”

Amin J. Khoury, Chairman and Chief Executive Officer of KLX Energy Services commented, “First quarter 2019 revenues were up 1.3 percent as compared to the immediately preceding quarter. Rocky Mountains and Northeast/Mid-Con segments delivered organic revenue growth of approximately 4.4 percent and 2.4 percent respectively, offset by a 14.2 percent revenue decline in the Southwest segment. Revenue growth in the Rocky Mountains and Northeast/Mid-Con segments was driven by market share gains in both of these geo segments, while the revenue decline in the Southwest geo region reflected very slow activity levels by certain of our Southwest customers, particularly during the first two months of the quarter, and lower utilization of certain assets we chose not to deploy at prices being offered in the low demand environment. Importantly, all geo segments experienced strong revenue growth in April, the third month of our first quarter ended April 30, 2019, with consolidated revenues up approximately 24 percent as compared to February, the first month of the quarter. Moreover, April Adjusted EBITDA was more than double February Adjusted EBITDA, and April Adjusted EBITDA margin was approximately 24 percent.”

Mr. Khoury continued, “As we begin the second quarter, revenues and profitability have continued to improve during the month of May, such that the Company is expecting an approximate 25 percent increase in its second quarter 2019 revenues as compared to the first quarter, accompanied by an approximate 55 percent increase in Adjusted EBITDA to approximately $41 million in the second quarter. As we look to the second half of the year, our planned roll-out of large diameter coiled tubing spreads in the Mid-Con and Rockies, along with our planned expansion of flow back services in several of our geo markets, form the basis of our confidence in our strong full year 2019 financial guidance.”

On a GAAP basis, for the three month period ended April 30, 2019, revenues of $145.8 million increased 1.3 percent as compared with the fourth quarter 2018; operating earnings, net loss and net loss per diluted share, all of which were negatively impacted by the $5.0 million of Q1 2019 Activities Costs, were $2.4 million, $5.0 million and $0.24 per diluted share, respectively.

FIRST QUARTER HIGHLIGHTS

•            Revenues were $145.8 million, up 1.3 percent as compared to the fourth quarter 2018

•            Adjusted operating earnings, exclusive of Q1 2019 Activities Costs, were $7.4 million(1)

•            Adjusted EBITDA, exclusive of Q1 2019 Activities Costs and non-cash compensation expense, was $26.7 million, or 18.3 percent of revenues(2)

•            Adjusted Net Earnings and Adjusted Net Earnings per diluted share, exclusive of Q1 2019 Activities Costs, were $5.3 million and $0.25 per diluted share(3)

(1) Excludes Q1 2019 Activities Costs of $5.0 million

(2) Excludes Q1 2019 Activities Costs and non-cash compensation expense

(3) Excludes Q1 2019 Activities Costs, amortization and non-cash compensation expense

Adjusted Net Earnings and Adjusted Net Earnings per diluted share are presented to reflect net earnings before Q1 2019 Activities Costs, amortization and non-cash compensation expense (“Adjusted Net Earnings” and “Adjusted Net Earnings per diluted share”). This release includes “Adjusted Operating Earnings, which excludes Q1 2019 Activities Costs. This release also includes “Adjusted EBITDA,” which excludes Q1 2019 Activities Costs and non-cash compensation expense. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Reconciliation of Non-GAAP Financial Measures.”

FIRST QUARTER CONSOLIDATED RESULTS

For the first quarter ended April 30, 2019, revenues were $145.8 million, an increase of $1.9 million, or 1.3 percent, as compared to the fourth quarter 2018. Revenue growth reflected an increase in both the number of new customers, the breadth of services provided to existing customers and contributions from the recent acquisitions in the Northeast/Mid-Con and Rocky Mountains segments, which was mostly offset by lower revenues in the Southwest segment.  Rocky Mountains segment revenues increased by 11.5 percent, Northeast/Mid-Con segment revenues increased by 19.9 percent and Southwest segment revenues decreased by 14.2 percent. On a product line basis, completion, production and intervention services contributed approximately 59 percent, 21 percent and 20 percent, respectively, to first quarter revenues.

Adjusted operating earnings and Adjusted operating margin were $7.4 million and 5.1 percent. Adjusted EBITDA and Adjusted EBITDA margin were $26.7 million and 18.3 percent. Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $5.3 million and $0.25 per diluted share.

FIRST QUARTER SEGMENT RESULTS

On a GAAP basis, for the quarter ended April 30, 2019, including approximately $5.0 million of Q1 2019 Activities Costs, Rocky Mountains segment operating earnings were $2.9 million. Northeast/Mid-Con segment operating earnings were $3.5 million. Southwest segment operating loss was $4.0 million.

The following is a tabular summary and commentary of revenues, Adjusted operating earnings and Adjusted EBITDA for the three month periods ended April 30, 2019 and January 31, 2019

($ in millions):

REVENUES

THREE MONTHS ENDED

Segment	April 30, 2019	January 31, 2019	% Change
Rocky Mountains	$48.6	$43.6	11.5%
Northeast/Mid-Con	39.2	32.7	19.9%
Southwest	58.0	67.6	(14.2)%
Total	$145.8	$143.9	1.3%

ADJUSTED OPERATING EARNINGS (LOSS)

THREE MONTHS ENDED

Segment	April 30, 2019(1)	January 31, 2019(3)	$ Change
Rocky Mountains	$4.0	$2.6	$1.4
Northeast/Mid-Con	5.0	2.6	2.4
Southwest	(1.6)	5.2	(6.8)
Total	$7.4	$10.4	$(3.0)

ADJUSTED EBITDA

THREE MONTHS ENDED

Segment	April 30, 2019(2)	January 31, 2019(4)	% Change
Rocky Mountains	$10.0	$7.8	28.2%
Northeast/Mid-Con	11.1	7.4	50.0%
Southwest	5.6	12.7	(55.9)%
Total	$26.7	$27.9	(4.3)%

(1) Excludes Q1 2019 Activities Costs

(2) Excludes Q1 2019 Activities Costs and non-cash compensation expense

(3) Excludes one-time costs associated with spin-off of the KLX Energy Services business, and an approximate $4 million gain on asset sale in the Northeast/Mid-Con segment

(4) Excludes one-time costs associated with spin-off of the KLX Energy Services business, an approximate $4 million gain on asset sale in the Northeast/Mid-Con segment and non-cash compensation

For the quarter ended April 30, 2019, Rocky Mountains segment revenues of $48.6 million increased by approximately 11.5 percent driven by market share gains, including increases in both the number of active customers and the breadth of services provided to existing customers and initial contributions from recent acquisitions.  Adjusted operating earnings and adjusted operating margin were approximately $4.0 million and 8.2 percent, respectively. Adjusted EBITDA and Adjusted EBITDA margin were $10.0 million and 20.6 percent, increases of 28.2 percent and 270 basis points, respectively.

First quarter ended April 30, 2019 Northeast/Mid-Con segment revenues of $39.2 million increased by approximately 19.9 percent driven by initial contributions from recent acquisitions and market share gains, including increases in both the number of active customers and the breadth of services provided to existing customers.  Adjusted operating earnings and adjusted operating margin were $5.0 million and 12.8 percent, an increase of approximately 92.3 percent and approximately 480 basis points, respectively.  Adjusted EBITDA and Adjusted EBITDA margin were $11.1 million and 28.3 percent, an increase of approximately 50.0 percent and approximately 570 basis points, respectively.

For the quarter ended April 30, 2019, Southwest segment revenues were $58.0 million and decreased 14.2 percent driven primarily by the slow ramp-up of completion activities in February and early March, and low utilization as a result of a weak pricing environment at the beginning of the quarter. Essentially all of the hiring and training of 70 personnel for the mobilization and start-up of new services for both the Northeast/Mid-Con and Rocky Mountains segments launches were borne by the Southwest segment. Adjusted operating loss was approximately $1.6 million and reflects the 14.2 percent decline in revenues and poor absorption of operating costs.  Adjusted EBITDA and Adjusted EBITDA margin were $5.6 million and 9.7 percent, respectively.

LIQUIDITY

As of April 30, 2019, cash on hand was approximately $111 million reflecting the acquisitions of Tecton and Red Bone and capital expenditures to support the roll out of new product service lines. Total long-term debt of $250 million less cash resulted in net debt of approximately $139 million, and the Company’s net debt to net capital ratio was approximately 26 percent. There were no borrowings outstanding under the Company’s $100 million credit facility. For the three months ended April 30, 2019, net cash flow provided by operations was $4.2 million. Capital expenditures in the current period were approximately $30 million reflecting investments related to the Company’s strategy to expand recently acquired product service lines in additional geographic segments. The Company expects to complete the investment phase of its long-term strategy by the end of the third quarter of 2019 and expects substantially reduced capital expenditures and strong free cash flow beginning in the fourth quarter of 2019 and throughout fiscal year 2020.

GUIDANCE

The Company’s guidance assumes an average WTI oil price of $55 per barrel, and a range of $50 per barrel to $60 per barrel for the full year 2019.

The Company’s Second Quarter 2019 outlook, as compared to the immediately preceding quarter, is as follows:

•                  Revenues are expected to be approximately $180 million, an increase of approximately 25 percent as compared to the first quarter of 2019

•                  EBITDA, adjusted to exclude non-cash compensation expense, is expected to be approximately $41 million, or approximately 23 percent, an increase of approximately 55 percent and 500 basis points as compared to the first quarter of 2019

•                  Net Earnings and Net Earnings per diluted share, adjusted to exclude non-cash compensation and amortization expense, are expected to be approximately $18 million and approximately $0.80 per diluted share

•                  Return on invested capital is expected to be approximately 19 percent

The Company’s Fiscal Year 2019 outlook, as compared to the same period of the prior year, is as follows:

•                  Revenues are expected to increase by approximately 60 percent to approximately $800 million

•                  EBITDA, adjusted to exclude non-cash compensation expense, is expected to increase approximately 85 percent to approximately $200 million, representing an approximate 25 percent EBITDA margin

•                  Net Earnings and Net Earnings per diluted share, adjusted to exclude non-cash compensation and amortization expense, are expected to increase approximately 75 percent and approximately 60 percent to approximately $101 million and approximately $4.50 per diluted share, respectively

•                  Capital expenditures are expected to be approximately $100 million, reflecting investments to broaden the Company’s footprint in each geographic region, including the roll out of its large diameter coiled tubing and related services to the Mid-Con and Rockies geographic regions, thereby enabling each geographic segment to offer the broader range of services required by our customers. The Company expects to complete the investment phase of its long-term strategy by end of the third quarter and expects substantially reduced capital expenditures accompanied by strong free cash flow beginning in the fourth quarter and for all of fiscal year 2020

•                  Return on Invested Capital is expected to be approximately 20 percent

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the SEC, which include its Annual Report on Form 10-K, Quarterly reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Energy Services

KLX Energy Services is a leading U.S. onshore provider of mission critical oilfield services focused on completion, intervention and production activities for the most technically demanding wells. KLX Energy Services’ experienced and technically skilled personnel are supported by a broad portfolio of specialized tools and equipment, including innovative proprietary tools developed by the Company’s in-house R&D team. KLX Energy Services supports its customers on a 24/7 basis from over 40 service facilities located in the major onshore oil and gas producing regions of the United States. For more information, visit the KLX Energy Services website at www.klxenergy.com.

KLX ENERGY SERVICES HOLDINGS, INC.

STATEMENTS OF (LOSS) EARNINGS (UNAUDITED)

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED
	April 30, 2019	January 31, 2019

Revenues	$145.8	$143.9
Cost of sales	118.9	112.5

Gross profit	26.9	31.4

Selling, general and administrative	23.8	18.4
Research and development	0.7	0.5

Operating earnings	2.4	12.5

Interest expense, net	7.1	7.1

(Loss) earnings before income taxes	(4.7)	5.4

Income tax expense	0.3	0.5

Net (loss) earnings	$(5.0)	$4.9

Net (loss) earnings per common share:
Basic	$(0.24)	$0.24
Diluted	$(0.24)	$0.24

Weighted average common shares:
Basic	21.2	20.2
Diluted	21.2	20.2

KLX ENERGY SERVICES HOLDINGS, INC.

BALANCE SHEETS (UNAUDITED)

(In Millions)

	April 30,	January 31,
	2019	2019
ASSETS

Current assets:
Cash and cash equivalents	$110.6	$163.8
Accounts receivable, net	138.9	119.6
Inventories, net	18.4	15.4
Other current assets	9.3	9.5
Total current assets	277.2	308.3
Long-term assets	454.9	364.5
	$732.1	$672.8

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$90.3	$85.2
Total long-term liabilities	254.6	246.9
Total stockholders’ equity	387.2	340.7
	$732.1	$672.8

KLX ENERGY SERVICES HOLDINGS, INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)

(In Millions)

	QUARTER ENDED
	April 30, 2019	January 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) earnings	$(5.0)	$4.9
Adjustments to reconcile net (loss) earnings to net cash flows provided by operating activities:
Depreciation and amortization	14.8	13.2
Non-cash compensation	4.5	4.3
Amortization of deferred financing fees	0.3	0.3
Provision for inventory reserve	0.1	0.5
Change in allowance for doubtful accounts	0.9	0.9
Loss on disposal of property, equipment and other	0.8	(3.8)
Changes in operating assets and liabilities
Accounts receivable	(10.6)	(9.8)
Inventories	(0.3)	(2.1)
Other current and non-current assets	(0.8)	3.8
Accounts payable	(3.8)	(3.4)
Other current and non-current liabilities	3.3	1.6
Net cash flows provided by operating activities	4.2	10.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(29.6)	(28.1)
Proceeds from sale of assets	0.1	9.0
Acquisitions, net of cash acquired	(27.9)	(140.0)
Net cash flows used in investing activities	(57.4)	(159.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt origination costs	—	(1.0)
Net transfers from Former Parent (pre spin-off)	—	0.3
Net cash flows provided by financing activities	—	(0.7)

Net change in cash and cash equivalents	(53.2)	(149.4)
Cash and cash equivalents, beginning of period	163.8	313.2
Cash and cash equivalents, end of period	$110.6	$163.8

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes Adjusted Net Earnings and Adjusted Net Earnings per diluted share to reflect net earnings before Q1 2019 Activities Costs, amortization and non-cash compensation expense (“Adjusted Net Earnings (loss)” and “Adjusted Net Earnings (loss) per diluted share”). This release includes “Adjusted operating earnings (loss)” and “Return on Invested Capital,” which exclude Q1 2019 Activities Costs. This release also includes “Adjusted EBITDA,” which excludes Q1 2019 Activities Costs and non-cash compensation expense. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of segments of the business. The Company believes these financial measures are relevant and useful for investors because they allow investors to have a better understanding of the Company’s actual operating performance unaffected by the impact of the Q1 2019 Activities Costs.  These financial measures should not be viewed as a substitute for, or superior to, operating earnings, net earnings or net cash flows provided by operating activities (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF NET (LOSS) EARNINGS

TO ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED
	April 30, 2019	January 30, 2019
Net (loss) earnings	$(5.0)	$4.9
Amortization expense	0.8	0.7
Non-cash compensation	4.5	4.3
Income taxes	0.3	0.5
One-time expenses(1)	5.0	(2.1)
Adjusted earnings before tax expense	5.6	8.3
Income taxes(2)	0.3	0.8
Adjusted Net Earnings	$5.3	$7.5

Adjusted Net Earnings per diluted share	$0.25	$0.37

Diluted weighted average shares	21.2	20.2

(1) One-time expenses include: Q1 2019 Activities Costs principally associated with recent Red Bone and Tecton acquisitions, including onboarding and training of 70 operating personnel prior to rolling out the new services in additional geographic regions. Q4 2018 one-time expenses associated with the spin-off of its Energy Service Group business, offset by an approximate $4.0 million gain on asset sale.

(2) Prior period income taxes are calculated at the effective tax rate.

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF CONSOLIDATED OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	April 30, 2019	January 31, 2019
Operating earnings	$2.4	$12.5
One-time expenses(1)	5.0	(2.1)
Adjusted operating earnings	7.4	10.4
Depreciation and amortization	14.8	13.2
Non-cash compensation	4.5	4.3
Adjusted EBITDA	$26.7	$27.9

RECONCILIATION OF ROCKY MOUNTAINS OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	April 30, 2019	January 31, 2019
Rocky Mountains operating earnings	$2.9	$2.2
One-time expenses(1)	1.1	0.4
Adjusted Rocky Mountains operating earnings	4.0	2.6
Depreciation and amortization	4.5	4.1
Non-cash compensation	1.5	1.1
Rocky Mountains Adjusted EBITDA	$10.0	$7.8

RECONCILIATION OF NORTHEAST/MID-CON OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	April 30, 2019	January 31, 2019
Northeast/Mid-Con operating earnings	$3.5	$6.3
One-time expenses(1)	1.5	(3.7)
Adjusted Northeast/Mid-Con operating earnings	5.0	2.6
Depreciation and amortization	4.9	3.9
Non-cash compensation	1.2	0.9
Northeast/Mid-Con Adjusted EBITDA	$11.1	$7.4

RECONCILIATION OF SOUTHWEST OPERATING (LOSS) EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	April 30, 2019	January 31, 2019
Southwest operating (loss) earnings	$(4.0)	$4.0
One-time expenses(1)	2.4	1.2
Adjusted Southwest operating (loss) earnings	(1.6)	5.2
Depreciation and amortization	5.4	5.2
Non-cash compensation	1.8	2.3
Southwest Adjusted EBITDA	$5.6	$12.7

(1) One-time expenses include: Q1 2019 Activities Costs principally associated with recent Red Bone and Tecton acquisitions, including onboarding and training of 70 operating personnel prior to rolling out the new services in additional geographic regions. Q4 2018 one-time expenses asssociated with the spin-off of its Energy Service Group business, offset by an approximate $4.0 million gain on asset sale.

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF Q2 2019 AND FULL YEAR 2019 GUIDANCE; NET EARNINGS

TO ADJUSTED NET EARNINGS AND ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

	Q2 2019 Guidance	2019 Guidance
	(Approximate Amounts)	(Approximate Amounts)
Net earnings	$13	$75
Amortization	1	4
Non-cash compensation	5	19
One-time costs	—	5
Income taxes	1	9
Adjusted earnings before tax expense	$20	$112
Income taxes	(2)	(11)
Adjusted Net Earnings	$18	$101
Adjusted Net Earnings
per diluted share	$0.80	$4.50

Diluted weighted average shares	22.5	22.4

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF Q2 2019 AND FULL YEAR 2019 GUIDANCE; OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	Q2 2019 Guidance	2019 Guidance
	(Approximate Amounts)	(Approximate Amounts)
Operating earnings	$20	$112
Depreciation and amortization	16	64
Non-cash compensation	5	19
One-time costs	—	5
Adjusted EBITDA	$41	$200

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF ROIC CALCULATIONS

(In Millions)

Q2 2019 (Annualized)
(Approximate Amounts)

Net earnings	52
Amortization	4
Non-cash compensation expense	20
Income taxes	4
Adjusted earnings before tax expense	$80
Income taxes	(8)
Adjusted Net Earnings	$72

Adjusted Net Earnings	72
Amortization	(4)
Non-cash compensation expense	(20)
Interest expense	28
Income tax expense	8
Adjusted operating earnings	$84

Adjusted operating earnings	84
Income tax expense	(8)
After-tax net operating earnings	$76

Average total capital	$411

Return on invested capital	19%

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF ROIC CALCULATIONS

(In Millions)

FY 2019 Outlook
(Approximate Amounts)

Net earnings	$75
Amortization	4
Non-cash compensation expense	19
One-time costs	5
Income taxes	9
Adjusted earnings before tax expense	112
Income taxes	(11)
Adjusted Net Earnings	$101

Adjusted Net Earnings	$101
Amortization	(4)
Non-cash compensation expense	(19)
Interest expense	28
Income tax expense	11
Adjusted operating earnings	$117

Adjusted operating earnings	$117
Income tax expense	(11)
After-tax net Adjusted operating earnings	$106

Average total capital	$464

Return on invested capital	22%

CONTACT:

Michael Perlman

Treasurer and Senior Director, Investor Relations

KLX Energy Services Holdings, Inc.

(561) 273-7148

Michael.Perlman@klxenergy.com